Exhibit 99.1

Coldwater Creek Announces Third Quarter 2011 Results

Sandpoint, Idaho, November 30, 2011 — Coldwater Creek Inc. (Nasdaq: CWTR) today reported financial results for the three-month period ended October 29, 2011.

Third Quarter 2011 Operating Results

•                  Consolidated net sales were $187.5 million, compared with $232.4 million in the fiscal 2010 third quarter. Net sales from the retail segment, which includes the Company’s premium retail stores, outlet stores and day spa locations, were $144.1 million versus $174.3 million in the same period last year, primarily reflecting a decrease in comparable premium retail store sales of 19.8 percent. The decline in comparable premium retail store sales was primarily related to continued weak traffic trends. Third quarter net sales from the direct segment, which includes internet, phone and mail orders, were $43.3 million versus $58.1 million in the same period last year.

•                  Consolidated gross profit was $56.3 million, or 30.0 percent of net sales, compared with $70.9 million, or 30.5 percent of net sales, for the fiscal 2010 third quarter. Gross profit margin was down 50 basis points compared to the prior year period as a result of improvement in merchandise margin of over 200 basis points more than offset by deleveraging of occupancy and buying expense.

•                  Selling, general and administrative expenses (SG&A) were $84.7 million, or 45.2 percent of net sales, compared with $85.4 million, or 36.8 percent of net sales, for the fiscal 2010 third quarter. During the quarter we invested an incremental $7.4 million in marketing to enhance our brand awareness, which was more than offset by $8.1 million in expense reductions primarily driven by lower employee-related expenses, and variable and fixed operating expenses compared to a year ago.

•                  Net loss was $29.2 million, or $0.31 per share on 94.3 million weighted average shares outstanding, compared with net loss of $10.9 million, or $0.12 per share on 92.4 million weighted average shares outstanding, for the fiscal 2010 third quarter. The increase in the number of shares versus the third quarter last year reflects the partial period impact of the public offering of 28.9 million shares of our common stock completed on October 24, 2011. Results in the third quarter of fiscal 2010 include $0.9 million, or $0.01 per share, of true up adjustments primarily related to the filing of our 2009 Federal income tax return, partially offset by impairments of certain technology and store related assets.

Dennis Pence, Chairman and Chief Executive Officer stated: “Our third quarter results were in line with our guidance, with our top and bottom line performance at the better end of the range we provided. Despite the impact of higher sourcing costs, we experienced a 200 basis point increase in our merchandise margin rate in the quarter, which we believe demonstrates that our merchandise and inventory strategies are gaining traction. We also ended the quarter with total inventory down 13 percent, in line with our guidance of a low to mid-teens decline.” Mr. Pence continued, “As we begin the fourth quarter, we are pleased with the initial favorable reception to our holiday offerings, the second assortment in the evolution of our new design aesthetic and the first fully developed under our new merchandising leadership.

During the month of November our comparable retail sales were down mid-single digits, a significant improvement compared to the 26 percent comparable retail sales decline for the first nine months of the year, driven by meaningful improvements in traffic, conversion, and average unit retail trends. Although we expect the environment for consumer spending to remain challenging during the fourth quarter, we are encouraged by the progress we are seeing from the implementation of our merchandising and design initiatives and remain confident that our strategies will lead to an improvement in our long-term operating performance.”

Balance Sheet

At October 29, 2011, cash totaled $37.9 million as compared to $51.7 million at October 30, 2010. The Company had $15 million of outstanding borrowings under its revolving credit facility as of October 29, 2011. Premium retail store inventory per square foot, including retail inventory in the distribution center, declined 13.6 percent as compared to the end of the third quarter last year.  Total inventory decreased 12.9 percent to $172.0 million from $197.5 million at the end of the third quarter last year.

Public Offering of Common Stock

On October 24, 2011, the Company issued 28,855,437 shares of its common stock at a price to the public of $0.85 per share. Net proceeds to the Company were $23.0 million, after deducting the underwriting discounts and commissions and offering expenses. The Company intends to use the net proceeds of the offering for working capital and other capital expenditures, which may include investments in its marketing strategy and supply chain, as well as other general corporate purposes.

Store Openings and Closures

During the third quarter of fiscal 2011, the Company opened one premium retail store and closed one premium retail store, ending the quarter with 366 premium retail stores.  In the fourth quarter of 2011, the Company plans to open two new premium retail stores, which had previously been committed to, and plans to close approximately five underperforming premium retail stores as part of its store optimization plan to close 35-45 stores over the next two years.

Fourth Quarter 2011 Outlook

For the three-month period ending January 28, 2012, the Company expects:

•                  Net loss per share in the range of $0.13 to $0.21 reflecting a post-offering weighted average share count of approximately 121 million. This compares to the Company’s previous net loss per share guidance of $0.17 to $0.26 per share, which was based on a weighted average share count of approximately 93 million.  The increase in share count from the previous guidance reflects the addition of 28.9 million shares associated with the Company’s public offering completed on October 24, 2011. Loss per share estimates do not reflect the impact of retail store asset impairment charges, if any.  Net loss for the fiscal 2010 fourth quarter was $37.0 million, or $0.40 per share, and included a non-cash charge of $2.9 million, or $0.03 per share, related to certain retail store asset impairments.

•                  Gross margin to improve 200 to 400 basis points compared to the same period in 2010 due to reductions in markdown selling as a result of tighter inventory buys, partially offset by deleveraging of occupancy and buying expenses and higher product input costs as compared to the fourth quarter of 2010.

•                  Total inventory at the end of the fiscal fourth quarter of 2011 to be down in the mid- to high teens on a percentage basis as compared to the end of fiscal 2010.

•                  Cash at the end of fiscal 2011 in the range of $45 to $50 million, with $15 million in borrowings under the Company’s revolving line of credit. This compares to cash at the end of fiscal 2010 of $51.6 million.

Conference Call Information

Coldwater Creek will host a conference call on Wednesday, November 30, 2011, at 4:30 p.m. (Eastern) to discuss fiscal 2011 third quarter results. The call will be simultaneously broadcast on the Investor Relations section of the Company’s Web site at http://www.coldwatercreek.com and will be archived from approximately one hour after the conference call until Wednesday, December 7, 2011. The replay can be accessed by dialing 877-870-5176 and providing conference ID 382466. A replay and transcript of the call will also be available in the Investor Relations section of the Company’s Web site.

Coldwater Creek is a leading specialty retailer of women’s apparel, gifts, jewelry, and accessories that was founded in 1984 and is headquartered in Sandpoint, Idaho. The company sells its merchandise through premium retail stores across the country, online at coldwatercreek.com and through its catalogs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements about the Company’s expected financial results for the fourth quarter of 2011, including statements about expected net loss per share, gross margin, inventory, and cash, along with other anticipated financial results. These statements are based on management’s current expectations and are subject to a number of uncertainties, risks and assumptions that may not fully materialize or may prove incorrect.  As a result, our actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:

•                  the inherent difficulty in forecasting consumer buying and retail traffic patterns and trends, which continue to be erratic and are affected by factors beyond our control, such as current macroeconomic conditions, high unemployment, continuing heavy promotional activity in the specialty retail marketplace, and competitive conditions and the possibility that because of lower than expected customer response, or because of competitive pricing pressures, we may be required to sell merchandise at lower than expected margins, or at a loss;

•                  potential inability to attract and retain key personnel;

•                  our new design aesthetic may take longer to implement than expected or may not resonate with our customers;

•                  difficulties in forecasting consumer demand for our merchandise as a result of changing fashion trends and consumer preferences;

•                  due to changing business and economic conditions our sales and earnings expectations may not be realized;

•                  our potential inability to recover the substantial fixed costs of our retail store base due to sluggish sales, which may result in impairment charges;

•                  our potential inability to fund our operations substantially with operating cash as a result of either lower sales or higher than anticipated costs, or both, and the possibility that additional financing may not be available to us on acceptable terms or at all;

•                  delays we may encounter in sourcing merchandise from our foreign and domestic vendors, including the possibility our vendors may not extend us credit on acceptable terms, and the potential inability of our vendors to finance production of the goods we order or meet our production needs due to raw material or labor shortages;

•                  our foreign sourcing strategy may not lead to reduction of our sourcing costs or improvement in our margins;

•                  increasing competition from discount retailers and companies that have introduced concepts or products similar to ours;

•                  advertising initiatives, such as our nationwide television campaign, may not be successful in increasing traffic in the near term, or at all;

•                  difficulties encountered in anticipating and managing customer returns and the possibility that customer returns may be greater than expected;

•                  the inherent difficulties in catalog management, for which we incur substantial costs prior to mailing that we may not be able to recover, and the possibility of unanticipated increases in mailing and printing costs;

•                  unexpected costs or problems associated with our efforts to manage the complexities of our multi-channel business model, including our efforts to maintain our information systems;

•                  our revolving line of credit may not be fully available due to borrowing base and other limitations;

•                  the benefits expected from our merchandising and design initiatives may not be achieved or may take longer to achieve than we expect;

•                  the actual number and timing of store closures depends on a number of factors that cannot be predicted, including among other things the future performance of our individual stores and negotiations with our landlords;

and such other factors as are discussed in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We do not assume any obligation to publicly release any revisions to forward-looking statements to reflect events or changes in our expectations after the date of this release.

Contact:

Lyn Walther

Divisional Vice President, Investor Relations

208-265-7005

COLDWATER CREEK INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND SUPPLEMENTAL DATA

(Unaudited)

(in thousands, except for per share data, store counts and square footage)

	Three Months Ended		Nine Months Ended
	October 29,	October 30,	October 29,	October 30,
Statements of Operations:	2011	2010	2011	2010

Net sales	$187,465	$232,412	$548,669	$728,996
Cost of sales	131,200	161,475	392,470	482,418
Gross profit	56,265	70,937	156,199	246,578
Selling, general and administrative expenses	84,669	85,425	238,377	254,426
Loss on asset impairments	—	1,017	2,875	1,017
Loss from operations	(28,404)	(15,505)	(85,053)	(8,865)
Interest, net, and other	(449)	(163)	(1,151)	(599)
Loss before income taxes	(28,853)	(15,668)	(86,204)	(9,464)
Income tax provision (benefit)	305	(4,811)	661	(2,398)
Net loss	$(29,158)	$(10,857)	$(86,865)	$(7,066)
Net loss per share - Basic and Diluted	$(0.31)	$(0.12)	$(0.93)	$(0.08)
Weighted average shares outstanding - Basic and Diluted	94,295	92,359	93,139	92,275

	Three Months Ended		Nine Months Ended
	October 29,	October 30,	October 29,	October 30,
Supplemental Data:	2011	2010	2011	2010
Segment net sales:
Retail	$144,138	$174,298	$421,644	$545,707
Direct	43,327	58,114	127,025	183,289
Total	$187,465	$232,412	$548,669	$728,996

Operating statistics:
Catalogs mailed	11,558	20,418	40,374	59,884
Premium retail stores:
Opened	1	8	3	17
Closed	1	—	10	1
Count at end of the fiscal period	366	372	366	372
Square footage	2,126,709	2,182,677	2,126,709	2,182,677
Outlet stores:
Opened	—	1	—	2
Closed	—	—	—	1
Count at end of the fiscal period	39	37	39	37
Square footage	266,340	258,526	266,340	258,526
Spa stores:
Count at end of the fiscal period	9	9	9	9
Square footage	48,688	48,688	48,688	48,688

COLDWATER CREEK INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for per share data)

	October 29,	January 29,	October 30,
	2011	2011	2010
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$37,881	$51,613	$51,708
Receivables	10,871	9,561	13,230
Inventories	171,970	156,481	197,490
Prepaid and other	6,438	12,217	12,253
Income taxes recoverable	—	1,489	16,857
Prepaid and deferred marketing costs	6,639	6,902	9,564
Deferred income taxes	6,536	6,029	6,302
Total current assets	240,335	244,292	307,404
Property and equipment, net	219,521	259,349	276,298
Deferred income taxes	2,054	1,915	—
Restricted cash	—	—	890
Other	1,860	1,167	1,133
Total assets	$463,770	$506,723	$585,725

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$85,420	$76,354	$124,134
Accrued liabilities	71,138	80,809	71,736
Income taxes payable	3,305	—	—
Current maturities of debt and capital lease obligations	15,819	796	1,276
Current deferred marketing fees and revenue sharing	4,368	4,487	4,526
Total current liabilities	180,050	162,446	201,672
Deferred rents	104,648	116,875	120,455
Long-term debt and capital lease obligations	26,755	12,241	12,222
Supplemental Employee Retirement Plan	10,305	10,013	9,726
Deferred marketing fees and revenue sharing	4,791	5,822	5,971
Deferred income taxes	5,524	5,524	5,116
Other	1,515	793	723
Total liabilities	333,588	313,714	355,885

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 1,000 shares authorized, none issued and outstanding	—	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 121,610, 92,503 and 92,399 shares issued, respectively	1,216	925	924
Additional paid-in capital	149,542	125,795	125,413
Accumulated other comprehensive loss	(464)	(464)	(295)
Retained earnings (deficit)	(20,112)	66,753	103,798
Total stockholders’ equity	130,182	193,009	229,840
Total liabilities and stockholders’ equity	$463,770	$506,723	$585,725

COLDWATER CREEK INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended
	October 29,	October 30,
	2011	2010

Operating activities:
Net loss	$(86,865)	$(7,066)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	43,527	47,221
Stock-based compensation expense	1,635	2,259
Supplemental Employee Retirement Plan expense	416	602
Deferred income taxes	(646)	34
Valuation allowance adjustments	(840)	(2,455)
Net loss on asset dispositions	119	430
Loss on asset impairments	2,875	1,017
Other	(18)	13
Net change in current assets and liabilities:
Receivables	(459)	(7,253)
Inventories	(15,489)	(35,944)
Prepaid and other and income taxes recoverable	7,268	(6,909)
Prepaid and deferred marketing costs	263	(3,697)
Accounts payable	8,064	22,526
Accrued liabilities	(9,542)	(11,310)
Income taxes payable	3,305	—
Change in deferred marketing fees and revenue sharing	(1,150)	(1,867)
Change in deferred rents	(12,356)	(2,502)
Other changes in non-current assets and liabilities	334	(584)
Net cash used in operating activities	(59,559)	(5,485)

Investing activities:
Purchase of property and equipment	(6,963)	(25,984)
Proceeds from asset dispositions	795	10
Net cash used in investing activities	(6,168)	(25,974)

Financing activities:
Net proceeds from stock offering	22,979	—
Borrowings on revolving line of credit	15,000	—
Proceeds from issuance of long-term debt	15,000	—
Payments of long-term debt, capital lease and other financing obligations	(553)	(2,043)
Payment of credit facility financing costs	(695)	—
Net proceeds from exercises of stock options and ESPP purchases	264	653
Tax withholding payments	—	(93)
Net cash provided by (used in) financing activities	51,995	(1,483)
Net decrease in cash and cash equivalents	(13,732)	(32,942)
Cash and cash equivalents, beginning	51,613	84,650
Cash and cash equivalents, ending	$37,881	$51,708